UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

711 Third Avenue, Suite 1505, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(212) 490-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure
Industrial Enterprises of America, Inc. (the “Company”) is filing this Current Report on Form 8-K in order to dispute the contents of a Schedule 13 D filing by Mr. Beryl Zyskind on September 21, 2006. The Company has no record of Mr. Zyskind being a shareholder of the Company. While the Company is in litigation regarding Mr. Zyskind’s claims, the Company believes that the amount of shares claimed to be beneficially owned by Mr. Zyskind is ludicrous and erroneous. The Company has numerous defenses to Mr. Zyskind’s claims and will continue to vigorously defend its position in the litigation.

Amongst the many facts that Mr. Zyskind has chosen to ignore in his attempt to pressure the Company is that he executed a general release of all claims amongst all parties.

The Company believes that this filing has been made to do nothing more than attempt to sway the current litigation by causing damage to the Company and its stockholders. The Company believes that the filing by Mr. Zyskind is false and misleading and the Company will be asking for a retraction and is considering all of its legal options at this time. The Company will be contacting the Enforcement Division of the Securities and Exchange Commission regarding this abuse of securities laws by Mr. Zyskind.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

September 21, 2006

By:      /s/ James W. Margulies
Name:      James W. Margulies
Title:       Chief Financial Officer